                                                                    EXHIBIT 23.5



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-122044 of Salon Media Group, Inc. of our report dated May 4, 2006, except for the restatement discussed in Note 1 and in the thirteenth paragraph of Note 12 to the financial statements, as to which the date is October 25, 2006, relating to the financial statements of Salon Media Group, Inc. which appears in this Annual Report on Form 10-K/A.


/s/ Burr, Pilger & Mayer LLP
San Francisco, California
October 27, 2006